Exhibit 3.2

SECOND AMENDED AND RESTATED

BYLAWS

OF

CHOICEPOINT INC.

Adopted as of

September 19, 2008

BYLAWS

OF

CHOICEPOINT INC.

ARTICLE I

SHAREHOLDERS

SECTION 1.1 Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held each year for the purposes of electing directors and of transacting such other business as properly may be brought before the meeting.

SECTION 1.2 Special Meetings. The Corporation shall hold a special meeting of shareholders on call of the Board of Directors, the Chairman of the Board, or the President, or, upon delivery to the Corporation’s President of a signed and dated written request setting out the purpose or purposes for the meeting, on call of the holders of at least 25% of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Only business within the purpose or purposes described in the notice of special meeting required by Section 1.4 below may be conducted at a special meeting of the shareholders.

SECTION 1.3 Date, Time and Place of Meetings. All meetings of shareholders shall be held on such date and at such time and place, within or without the State of Georgia, as may be fixed from time to time by the Board of Directors. The date, time and place of all meetings shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no designation is made, the place of the meeting shall be the principal business office of the Corporation.

SECTION 1.4 Notice of Meetings. The President or his designee shall deliver notice (in accordance with Article III of these Bylaws) of the place, day, and time of all meetings of the shareholders not less than 10 nor more than 60 days before the meeting date to each shareholder of record entitled to vote at such meeting. In the case of a special meeting, the purpose or purposes for which the meeting is called shall be included in the notice of the special meeting.

SECTION 1.5 Record Date. The Board of Directors, in order to determine the shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall fix a record date that may not be more than 70 days before the meeting or action requiring a determination of shareholders. Only such shareholders as shall be shareholders of record on the date fixed shall be entitled to such notice of or to vote at such meeting or any adjournment thereof, or to receive payment of any such dividend or other distribution or allotment of any rights, or to exercise any such rights in respect of stock, or to take any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the

Corporation after any such record date fixed as aforesaid. The record date shall apply to any adjournment of the meeting except that the Board of Directors shall fix a new record date for the adjourned meeting if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

SECTION 1.6 Shareholders’ List for Meeting. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of the shareholders’ meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The Corporation shall make the shareholders’ list available for inspection by any shareholder, his agent, or his attorney at the time and place of the meeting.

SECTION 1.7 Quorum. Subject to any express provision of law or the Articles of Incorporation, a majority of the votes entitled to be cast by all shares voting together as a group shall constitute a quorum for the transaction of business at all meetings of the shareholders. Whenever a class of shares or series of shares is entitled to vote as a separate voting group on a matter, a majority of the votes entitled to be cast by each voting group so entitled shall constitute a quorum for purposes of action on any matter requiring such separate voting. Once a share is represented, either in person or by proxy, for any purpose at a meeting other than solely to object to holding a meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

SECTION 1.8 Adjournment of Meetings. The holders of a majority of the voting shares represented at a meeting, or the Chairman of the Board or the President, whether or not a quorum is present, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting.

SECTION 1.9 Vote Required. When a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, a bylaw adopted by the shareholders under applicable law or express provision of law requires a greater number of affirmative votes. Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have the right to cumulate their votes unless the articles of incorporation so provide.

SECTION 1.10 Voting Entitlement of Shares. Unless otherwise provided in the Articles of Incorporation, each shareholder shall be entitled to cast one vote for each share standing in his or her name on the books of the Corporation as of the record date.

A shareholder may vote his shares in person or by proxy. An appointment of proxy is effective when received by the President of the Corporation or other officer or agent authorized to tabulate votes and is valid for 11 months unless a longer period is expressly provided in the appointment of proxy form. An appointment of proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

SECTION 1.11 Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action, or, if so provided in the Articles of Incorporation, by persons who would be entitled to vote at a meeting having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents bearing the date of signature and describing the action taken, signed by shareholders entitled to take action without a meeting and delivered to the Corporation for inclusion in the minutes or for filing with the corporate records. No written consent shall be valid unless the consenting shareholder has been furnished the same material that would have been required to be sent to the shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters’ right, or the written consent contains an express waiver of the right to receive the material otherwise required to be furnished. Written notice, together with the materials that would have been required to be sent in a notice of meeting, shall be given within 10 days of the taking of the corporate action without a meeting by less than unanimous written consent to all persons who are voting shareholders on the date the consent is first executed and who have not consented in writing.

SECTION 1.12 Remote Participation in a Meeting. Unless otherwise restricted by the articles of incorporation or the Bylaws, any meeting of the Shareholders may be conducted by the use of any means of communication by which all Shareholders participating may simultaneously hear each other during the meeting. A Shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE II

BOARD OF DIRECTORS

SECTION 2.1 General Powers. Subject to the Articles of Incorporation, Bylaws approved by the shareholders and any lawful agreement between the shareholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors.

SECTION 2.2 Number and Tenure. The initial Board of Directors shall consist of two members and thereafter consist of at least two members and not more than 11 members, the exact number of directors to be fixed from time to time by resolution of the shareholders of the Corporation. No decrease in the number or minimum number of directors, through amendment of the Articles of Incorporation or of the Bylaws or otherwise, shall have the effect of shortening the term of any incumbent director. Directors shall be elected at the annual meeting of shareholders and their terms shall expire at the next annual shareholders’ meeting; provided, however, that despite the expiration of a director’s term he shall continue to serve until a successor is elected and qualified or until there is a decrease in the number of directors.

SECTION 2.3 Qualifications of Directors. Directors shall be natural persons who have attained the age of 18 years but need not be residents of the State of Georgia or shareholders of the Corporation.

SECTION 2.4 Vacancy on the Board. Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled by the shareholders, Board of Directors, or, if the directors remaining in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill the vacancy.

SECTION 2.5 Committees. The Board of Directors may, by resolution, designate from among its members one or more committees, each committee to consist of one or more directors, except that committees appointed to take action with respect to indemnification of directors, directors’ conflicting interest transactions or derivative proceedings shall consist of two or more directors qualified to serve pursuant to the Georgia Business Corporation Code. Any such committee, to the extent specified by the Board of Directors, articles of incorporation or Bylaws, shall have and may exercise all of the authority of the Board of Directors in the management of the business affairs of the Corporation, except that it may not (1) approve or propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders, (2) fill vacancies on the Board of Directors or any of its committees, (3) amend the articles of incorporation, (4) adopt, amend, or repeal Bylaws or (5) approve a plan of merger not requiring shareholder approval. The creation of, delegation of authority to or action by a committee does not alone constitute compliance by a director with the standards of conduct described in Georgia Business Corporation Code Section 14-2-830.

SECTION 2.6 Meetings. The Board of Directors shall meet annually, without notice, immediately following and at the same place as the annual meeting of shareholders. Regular meetings of the Board of Directors or any committee may be held between annual meetings without notice at such time and at such place, within or without the State of Georgia, as from time to time shall be determined by the Board or committee, as the case may be. Any director may call a special meeting of the directors at any time by giving each director two days notice of the date, time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in the notice or any waiver of notice.

SECTION 2.7 Quorum and Voting. At all meetings of the Board of Directors or any committee thereof, a majority of the number of directors prescribed, or if no number is prescribed, a majority of the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business unless the articles of incorporation or applicable law requires a greater number or specifically provides otherwise. The affirmative vote of a majority of the directors present at any meeting at which there is a quorum at the time of such act shall be the act of the Board or of the committee, except as might be otherwise specifically provided by statute or by the articles of incorporation or Bylaws.

SECTION 2.8 Action Without Meeting. Unless the articles of incorporation or Bylaws provide otherwise, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if the action is taken by all members of the Board of Directors or committee, as the case may be. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and filed with the minutes of the proceedings of the Board of Directors or committee or filed with the corporate records.

SECTION 2.9 Remote Participation in a Meeting. Unless otherwise restricted by the articles of incorporation or the Bylaws, any meeting of the Board of Directors may be conducted by the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

SECTION 2.10 Compensation of Directors. The Board of Directors may fix the compensation of the directors for their services as directors. No provision of these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

SECTION 2.11 Removal of Directors by Shareholders. Any one or more directors may be removed from office, with or without cause, at any meeting of shareholders with respect to which notice of such purpose has been given, by the affirmative vote of the holder or holders of a majority of the outstanding shares of the Corporation. A removed director’s successor may be elected at the same meeting or time to serve the unexpired term.

ARTICLE III

NOTICES

SECTION 3.1 Notice. Whenever, under the provisions of the articles of incorporation or of these Bylaws or by law, notice is required to be given to any director or shareholder, such notice shall be in writing unless oral notice is reasonable under the circumstances. Notice may be communicated in person; by telephone, telegraph, teletype, facsimile, or other form of wire or wireless communication; by mail or private carrier; or by such other method as is expressly permitted by law. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Unless otherwise provided in the articles of incorporation, these Bylaws or by law, notice by facsimile transmission, telegraph or teletype shall be deemed notice in writing.

Written notice by the Corporation to its shareholders shall be deemed effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder’s address shown on the Corporation’s current record of shareholders. Except as provided in the preceding sentence, written notice shall be deemed to be effective at the earliest of the following: (1) when received, or when delivered, properly addressed, to the addressee’s last known principal place of business or residence; (2) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed; or (3) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on the behalf of the addressee.

SECTION 3.2 Waiver of Notice. Whenever any notice is required to be given under provisions of the articles of incorporation or of these Bylaws or by law, a waiver thereof, signed by the person entitled to notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting and of all objections to the place or time of the meeting or the manner in which it has been called or convened, except when the person attends a meeting for the express purpose of stating, at the beginning of the meeting, any such objection and, in the case of a director, does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the shareholders, directors or a committee of directors need be specified in any written waiver of notice; provided, however, that any waiver of notice of a meeting of shareholders required with respect to a plan of merger or a plan of consolidation shall be effective only upon compliance with Section 14-2-706(c) of the Georgia Business Corporation Code or successor provisions.

ARTICLE IV

OFFICERS

SECTION 4.1 Appointment. The Board of Directors at each annual meeting of directors shall elect such officers as it shall deem necessary, which may include a Chairman of the Board, a President, a Secretary, a Treasurer, one or more Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice President), Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person unless the articles of incorporation or these Bylaws otherwise provide. The appointment of an officer does not itself create contract rights.

SECTION 4.2 Resignation and Removal of Officers. An officer may resign at any time by delivering notice to the Corporation and such resignation is effective when the notice is delivered unless the notice specifies a later effective date. The Board of Directors may remove any officer at any time with or without cause.

SECTION 4.3 Vacancies. Any vacancy in office resulting from any cause may be filled by the Board of Directors or by any officer authorized by these Bylaws to appoint such officer.

SECTION 4.4 Powers and Duties. Each officer has the authority and shall perform the duties set forth below or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

(a) Chairman of the Board (“Chairman”). The Chairman, if one is elected, shall preside at all meetings of the Board and shareholders; shall have, with the assistance of the President, general responsibility for the active management of the business of the Corporation; and shall perform such other duties and have such other powers as the Board may from time to time prescribe. In addition to the President, the Chairman shall have authority to execute bonds, mortgages and other contracts (whether or not requiring a seal), except where required or permitted by law to be otherwise signed and executed and except where the signing and executing thereof are expressly delegated by the Board to some other officer or agent of the Corporation.

(b) President. The President shall be the Chief Executive Officer of the Corporation and shall be responsible for the administration of the Corporation, including general supervision of the policies of the Corporation and general and active management of the financial affairs of the Corporation. He or she shall have the power to make and execute contracts on behalf of the Corporation and to delegate such power to others. He or she also shall have such powers and perform such duties as are specifically imposed on him or her by law and as may be assigned to him by the Board of Directors.

(c) Vice Presidents. The Vice Presidents, if any, shall perform such duties as vice presidents customarily perform and shall perform such other duties and shall exercise such other powers as the President or the Board of Directors may from time to time designate. The Vice President, in the absence or disability or at the direction of the President, shall perform the duties and exercise the powers of the President. If the Corporation has more than one Vice President, the one designated by the Board of Directors shall act in lieu of the President, or, in the absence of any such designation, then the Vice President of the highest rank and, if more than one having such rank, then the Vice President of such rank first elected shall act in lieu of the President. In the absence of a Secretary, the Vice President shall perform the Secretary’s duties.

(d) Secretary. The Secretary shall attend all meetings of the shareholders and all meetings of the Board of Directors and shall record all votes and minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall have custody of the corporate seal of the Corporation, shall have the authority to affix the same to any instrument the execution of which on behalf of the Corporation under its seal is duly authorized and shall attest to the same by his signature whenever required. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the same by his or her signature. The Secretary shall give, or cause to be given, any notice required to be given of any meetings of the shareholders, the Board of Directors and of the standing committees when required. The Secretary shall cause to be kept such books and records as the Board of Directors, the Chairman of the Board or the President may require and shall cause to be prepared, recorded, transferred, issued, sealed and canceled certificates of stock as required by the transactions of the Corporation and its shareholders. The Secretary shall attend to such correspondence and shall perform such other duties as may be incident to the office of a Secretary of a Corporation or as may be assigned to him or her by the Board of Directors, the Chairman of the Board or the President.

(e) Treasurer. The Treasurer shall be charged with the management of financial affairs of the Corporation. He or she shall perform such duties as treasurers usually perform and shall perform such other duties and shall exercise such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time designate and shall render to the Chairman of the Board, the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation.

(f) Assistant Vice President, Assistant Secretary and Assistant Treasurer. The Assistant Vice President, Assistant Secretary and Assistant Treasurer, in the absence or disability of any Vice President, the Secretary or the Treasurer, respectively, shall perform the duties and exercise the powers of those offices, and, in general, they shall perform such other duties as shall be assigned to them by the Board of Directors or by the person appointing them. Specifically the Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the Corporation.

SECTION 4.5 Delegation of Authority. In case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, any or all of the powers or duties of such officer to any other officer or to any director.

SECTION 4.6 Appointment by Officers. A duly appointed officer may appoint one or more officers or assistant officers, as he or she deems necessary and as authorized by the Board of Directors and these Bylaws.

ARTICLE V

CAPITAL STOCK

SECTION 5.1 Share Certificates. Unless the articles of incorporation or these Bylaws provide otherwise, the Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series with or without certificates. Unless the Georgia Business Corporation Code provides otherwise, there shall be no differences in the rights and obligations of shareholders based on whether or not their shares are represented by certificates.

In the event that the Board of Directors authorizes shares with certificates, each certificate representing shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall set forth upon the face thereof the name of the Corporation and that it is organized under the laws of the State of Georgia, the name of the person to whom the certificate is issued, and the number and class of shares and the designation of the series, if any, the certificate represents. The Board of Directors may designate any one or more officers to sign each share certificate, either manually or by facsimile. In the absence of such designation, each share certificate must be signed by the President or a Vice President and the Secretary or an Assistant Secretary. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid. If the certificate is signed in facsimile, then it shall be countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. The transfer agent or registrar may sign either manually or by facsimile.

SECTION 5.2 Record of Shareholders. The Corporation or an agent designated by the Board of Directors shall maintain a record of the Corporation’s shareholders in a form that permits preparation of a list of names and addresses of all shareholders, in alphabetical order by class or shares showing the number and class of shares held by each shareholder.

SECTION 5.3 Lost Certificates. In the event that a share certificate is lost, stolen or destroyed, the Board of Directors may direct that a new certificate be issued in place of such certificate. When authorizing the issue of a new certificate, the Board of Directors may require such proof of loss as it may deem appropriate as a condition precedent to the issuance thereof, including a requirement that the owner of such lost, stolen or destroyed certificate, or his or her legal representative, advertise the same in such manner as the Board shall require and/or that he or she give the Corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 5.4 Transfers of Shares.

(a) Transfers of shares of the capital stock of the Corporation shall be made only upon the books of the Corporation by the registered holder thereof, or by his or her duly authorized attorney, or with a transfer clerk or transfer agent appointed as provided in Section 5.5 hereof, and, in the case of a share represented by certificate, on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

(b) The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

SECTION 5.5 Transfer Agents and Registrars. The Board of Directors may establish such other regulations as it deems appropriate governing the issue, transfer, conversion and registration of stock certificates, including appointment of transfer agents, clerks or registrars.

ARTICLE VI

INDEMNIFICATION AND INSURANCE

SECTION 6.1 Indemnification of Officers, Employees and Agents. The Corporation may indemnify and advance expenses to an officer, employee or agent of the Corporation to the extent permitted by the articles of incorporation, the Bylaws or by law.

SECTION 6.2 Insurance. The Corporation may purchase and maintain insurance, at its expense, on behalf of an individual who is a director, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation, serves at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee or agent, whether or not the Corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article.

SECTION 6.3 Indemnification of Directors. The Corporation shall indemnify officers and directors to the fullest extent permitted by law.

SECTION 6.4 Limitation on Indemnification. Notwithstanding the other provisions in this Article VI, the Corporation shall not indemnify or hold harmless any person (i) for any appropriation, in violation of his or her duties, of any business opportunity of the Corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of the law; (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or (iv) for any transaction from which the person received an improper personal benefit.

ARTICLE VII

GENERAL PROVISIONS

SECTION 7.1 Seal. The Corporation may have a seal, which shall be in such form as the Board of Directors may from time to time determine. In the event that the use of the seal is at any time inconvenient, the signature of an officer of the Corporation, followed by the word “Seal” enclosed in parenthesis, shall be deemed the seal of the Corporation.

SECTION 7.2 Voting Shares in Subsidiaries. In the absence of other arrangements by the Board of Directors, shares of stock issued by another Corporation and owned or controlled by the Corporation, whether in a fiduciary capacity or otherwise, may be voted by the President or any Vice President, in the absence of action by the President, in the same order as they preside in the absence of the President, or, in the absence of action by the President or any Vice President, by any other officer of the Corporation, and such person may execute the aforementioned powers by executing proxies and written waivers and consents on behalf of the Corporation.

SECTION 7.3 Amendment of Bylaws. These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors unless the articles of incorporation or the Georgia Business Corporation Code reserve this power exclusively to the shareholders in whole or in part or the shareholders, in amending or repealing the particular bylaw, provide expressly that the Board of Directors may not amend or repeal that bylaw. Unless the shareholders have fixed a greater quorum or voting requirement, these Bylaws also may be altered, amended or repealed and new Bylaws may be adopted by a majority vote of all shares voted at any annual or special meeting of the shareholders. A bylaw limiting the authority of the Board of Directors or establishing staggered terms for directors may only be adopted, amended, or repealed by the shareholders. Except as provided in Sections 14-2-1113 and -1133 of the Georgia Business Corporation Code, a bylaw that fixes a greater quorum or voting requirement for shareholders may be adopted, amended or repealed only by the shareholders. A bylaw that fixes a greater quorum or voting requirement for the Board of Directors may be adopted only by the affirmative vote of holders of a majority of the shares entitled to be cast or by a majority of the entire Board of Directors.